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                                                                     Exhibit 4.1

           Sea Pines Associates, Inc. Director Stock Compensation Plan

                                    Article I
                     Establishment, Objectives and Duration

      SECTION 1.1 ESTABLISHMENT OF THE PLAN. Sea Pines Associates, Inc., a South Carolina corporation (the "Company"), hereby establishes a director stock compensation plan to be known as the "Sea Pines Associates, Inc. Director Stock Compensation Plan" (the "Plan"), as set forth in this document. The Plan shall become effective as of October 30, 2000 (the "Effective Date").

      SECTION 1.2 OBJECTIVES OF THE PLAN. The objectives of the Plan are to enable the Company to use Common Stock rather than cash to compensate Directors for service to the Company and thereby foster increased stock ownership by Directors. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Directors who can make significant contributions to the Company's success and to compensate Directors based on the success of the Company.

      SECTION 1.3 DURATION OF THE PLAN. The Plan shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to
Article VI hereof, until all Shares subject to it shall have been paid out according to the Plan's provisions.

                                   Article II
                          Definitions and Construction

      SECTION 2.1 DEFINITIONS. Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

         (A) "AWARD" means a grant of Shares or the conditional right to receive shares under the Plan.

         (B) "AWARD AGREEMENT" means an agreement entered into between the Company and any Director setting forth the terms and provisions applicable to an Award of the conditional right to receive Shares under the Plan.

         (C) "BENEFICIAL OWNER" shall have the meaning ascribed to such term in Rule 13(d)(3) under the Exchange Act.

         (D)      "BOARD" means the Board of Directors of the Company.

         (E)      "CHANGE IN CONTROL" means

                           (i) The acquisition by an individual, entity or group
                  (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13(d)(3) under the Exchange Act) of 50% or more of either (a) the then outstanding shares of Common Stock (the "Outstanding Sea Pines Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the



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                  election of Directors (the "Outstanding Sea Pines Voting
                  Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (a) any acquisition directly from the Company, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (d) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of subsection (iii) of this Section 2.1(e); or

                           (ii) Individuals who, as of the Effective Date,
                  constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                           (iii) Consummation of a reorganization, merger or
                  consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Sea Pines Common Stock and Outstanding Sea Pines Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Sea Pines Common Stock and Outstanding Sea Pines Voting Securities, as the case may be, (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of such corporation except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or



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                           (iv) Approval by the stockholders of the Company of a
                  complete liquidation or dissolution of the Company.

         (F)      "COMMON STOCK" means the Voting Common Stock of the Company.

         (G) "DEFERRED SHARE" means a Share covered by an Award of the conditional right to receive Shares.

         (H)      "DIRECTOR" means any individual who is a member of the Board.

         (I)      "DISABILITY" shall be determined by the Board.

         (J) "EFFECTIVE DATE" shall have the meaning ascribed to such term in Section 1.1 hereof.

         (K) "ELIGIBLE DIRECTOR" means a Director who is not also a salaried employee of the Company or any of its subsidiaries.

         (L) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

         (M)      "PERSON" shall have the meaning ascribed to such term in
                  Section 2.1(e) hereof.

         (N)      "SHARES" means shares of Common Stock.

         SECTION 2.2 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         SECTION 2.3 SEVERABILITY. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         SECTION 2.4 RESERVATION OF SHARES. The Company shall, at all times during the term of the Plan, reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements hereof. Notwithstanding the foregoing, the inability of the Company to obtain, from any regulatory body of appropriate jurisdiction, authority considered by the Company to be necessary or desirable to the lawful issuance of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares as to which such requisite authority shall not have been obtained.

         SECTION 2.5 GOVERNING LAW. The Plan shall be construed in accordance with and governed by the laws of the State of South Carolina and applicable Federal law.

                                   Article III
                                 Administration

         SECTION 3.1 GENERAL. The Plan shall be administered by the Board. The Board shall have the authority to delegate administrative duties to officers of the Company.



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         SECTION 3.2 AUTHORITY OF THE BOARD. Except as limited by law or by the
Articles of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Board shall have full power to determine the sizes of Awards; determine the terms and conditions of Awards, including any restrictions on Deferred Shares when issued; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article VI hereof) amend the Plan and/or the terms and conditions of any outstanding Award as provided in the Plan. Further, the Board shall make all other determinations which may be necessary or advisable for the administration of the Plan. No Eligible Director shall have the right to be selected to receive an Award or, having been so selected, to be selected to receive a future Award.

         SECTION 3.3 DECISIONS BINDING. All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons.

                                   Article IV
                           Shares Subject to the Plan

         SECTION 4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in this Article, the number of Shares subject to the Plan shall be 50,000. The issuance of Shares pursuant to the Plan shall reduce, on a one-for-one basis, the number of Shares available for issuance under the Plan.


         SECTION 4.2 ADJUSTMENTS IN SHARES. Subject to any action required by the stockholders of the Company, the maximum number of Shares that may be issued under the Plan pursuant to Section 4.1 and the number of Shares covered by each outstanding Award Agreement shall, in each case, be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a dividend in Shares (but only on the Common Stock) or any other increase or decrease in the number of Shares issued and outstanding effected without receipt of consideration by the Company. For purposes of the preceding sentence, the issuance of Shares pursuant to the Plan, or any other compensation plan providing for the issuance of Shares, shall not be deemed to be effected without receipt of consideration by the Company.

                  Subject to any action required by the stockholders, in the event of a Business Combination that does not result in a Change in Control, each Award Agreement outstanding under the Plan shall pertain to and apply to the securities or other consideration that a holder of the number of Shares underlying the Award Agreement would have been entitled to receive in the Business Combination. In the event of a Business Combination that results in a Change in Control of the type set forth in paragraph (iii) of the definition of Change in Control or in the event of the complete liquidation or dissolution of the Company, then each outstanding Award Agreement shall terminate and the Eligible Directors shall receive their respective Deferred Shares in Shares.

                  In the event of a change in the Common Stock as presently constituted, which change is limited to a change of all of the authorized shares without par value into the



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same number of shares with a par value, the shares resulting from any such change shall be deemed to be Common Stock within the contemplation of the Plan.

                           The foregoing adjustments shall be made by the Board,
whose determination shall be conclusive.

                           Except as expressly provided in the Plan, an Eligible
Director shall have no rights by reason of (i) any subdivision or consolidation of shares of any class, (ii) any stock dividend, (iii) any other increase or decrease in the number of shares of stock of any class, (iv) any dissolution, liquidation, merger or consolidation or spin-off, split-off or split-up of assets of the Company or stock of another corporation or (v) any issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class. Moreover, except as expressly provided in the Plan, the occurrence of one or more of the above-listed events shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares underlying the Award Agreement.

                  The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes to, of or in its capital or business structure or to merge, consolidate, dissolve or liquidate or sell or transfer all or any part of its business or assets.

         SECTION 4.3 RIGHTS AS A STOCKHOLDER. An Eligible Director shall have no rights as a stockholder with respect to any Shares awarded to him under the Plan until the date of the issuance of a stock certificate for those Shares. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 4.2.

                                    Article V
                                     Awards

         SECTION 5.1 GRANTS OF AWARDS UNDER THE PLAN. From time to time, so long as Shares remain available for issuance under the Plan, the Board may grant Eligible Directors Awards of Shares or of the conditional right to receive Shares under the Plan as compensation for services rendered in their capacity as members of the Board. Awards may vary among Eligible Directors to reflect differing degrees of service including, for example, service on committees of the Board, acting as Chairman of the Board or of a committee and the number of meetings attended, or to reflect differing desires of Eligible Directors to defer issuance of Shares.

         SECTION 5.2 UNCONDITIONAL SHARES. Shares granted unconditionally under the Plan are not subject to vesting, shall be promptly issued to the recipients of such Awards and shall be fully earned on the date of the Award.

         SECTION 5.3 TIMING OF PAYMENT OF DEFERRED SHARES. Except as provided below, all Deferred Shares underlying an Award shall be fully earned and shall be promptly paid to the Eligible Director in a single lump sum upon the first to occur of (a) the Eligible Director's death, (b) the Eligible Director's Disability, (c) a Change in Control, (d) termination of the Plan, (e) the fifth anniversary of the date of the Award or (f) such other events as may be set forth in the Eligible Director's Award Agreement. An Award Agreement may set forth circumstances under which the Eligible Director shall forfeit all rights he may have with respect to such Award, with



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respect to all Deferred Shares underlying such Award and otherwise under the
Plan except with respect to Shares or Deferred Shares which have been fully earned.

         SECTION 5.4.FORM OF PAYMENT OF AWARDS. Subject to the terms of the Plan, the Board shall pay the awarded Deferred Shares in the form of Shares.

         SECTION 5.5 DEFERRALS. Prior to the grant of any Award, an Eligible Director may elect that the payment of Deferred Shares be deferred until termination of service as a Director and may elect to receive such payment in a specified number of annual installments. In addition, the Board may establish rules and procedures, in its sole and absolute discretion, to permit an Eligible Director to defer such Eligible Director's receipt of Shares that would otherwise be due to such Eligible Director.

         SECTION 5.6 NONTRANSFERABILITY. Awards of Deferred Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Eligible Director's Award Agreement, an Eligible Director's rights under the Plan shall be exercisable during the Eligible Director's lifetime only by the Eligible Director or the Eligible Director's legal representative.

         SECTION 5.7 BENEFICIARY DESIGNATION. Each Eligible Director may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Eligible Director, shall be in a form prescribed by the Company and will be effective only when filed by the Eligible Director in writing with the Secretary of the Company during the Eligible Director's lifetime. In the absence of any such designation, benefits remaining unpaid at the Eligible Director's death shall be paid to the Eligible Director's estate.

                                   Article VI
                     Amendment, Modification and Termination

         SECTION 6.1 AMENDMENT, MODIFICATION AND TERMINATION. Subject to the terms of the Plan, the Board may at any time and from time to time amend, modify or terminate the Plan in whole or in part for any purpose which the Board deems appropriate.

         SECTION 6.2 AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary, no amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Eligible Director receiving such Award. A termination of the Plan shall have the consequences described in
Section 5.3.

                                   Article VII
                                  Miscellaneous

         SECTION 7.1 INDEMNIFICATION. Each Person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he



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may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         SECTION 7.2 SUCCESSORS. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company.

         SECTION 7.3 POOLING OF INTEREST ACCOUNTING. Notwithstanding any other provision of the Plan to the contrary, in the event that the consummation of a Change in Control or other Business Combination is contingent on using pooling of interests accounting methodology, the Board may take any action necessary to preserve the use of pooling of interests accounting.


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